Exhibit 99.1

Annexon Reports Fourth Quarter and Year-End 2025 Financial Results, Portfolio Progress and Key Anticipated Milestones

ARCHER II Topline Pivotal Phase 3 Data in Geographic Atrophy (GA) Expected Q4 2026; Vonaprument has Potential to Be the First Vision-Preserving Therapy for GA

Tanruprubart MAA Filed in Europe with Potential to Be the First Targeted Fast-Acting Therapy for Guillain-Barré Syndrome (GBS); U.S./European FORWARD Study Data Expected to Support Planned BLA Submission in 2026

ANX1502 Advancing as First Oral C1 Inhibitor for Autoimmune Disease; Proof-of-Concept (POC) Data Anticipated in 2026

Strong Balance Sheet with Cash, Cash Equivalents and Short-Term Investments of Approximately $238.3 Million as of December 31, 2025, and Anticipated Runway into Second Half 2027

BRISBANE, Calif., March 30, 2026 – Annexon, Inc. (Nasdaq: ANNX), a biopharmaceutical company advancing the next generation platform of targeted immunotherapies aimed at neuroinflammatory diseases that impact nearly 10 million people worldwide, today highlighted portfolio progress, announced key anticipated milestones, and reported fourth quarter and full year 2025 financial results.

“We’re energized by this defining period for Annexon. Two decades of C1q and classical complement pathway research have enabled our bold mission of pioneering a new class of targeted immunotherapies that reshape how neuroinflammation is treated. Today, our scientific platform has translated into two late stage registrational programs with the potential to improve the lives of millions in large, underserved markets worldwide,” said Douglas Love, president and chief executive officer of Annexon. “Leveraging one mechanism to stop neuroinflammation at its source, vonaprument is designed to protect photoreceptor neurons to preserve vision in GA, while tanruprubart is designed to protect peripheral nerves to support faster, more complete and durable recovery in GBS.”

Mr. Love continued, “Grounded in robust vonaprument Phase 2 ARCHER data and strong execution of the ongoing Phase 3 ARCHER II trial, we are on track to report topline pivotal data in the fourth quarter of this year. ARCHER II is the first study to evaluate visual preservation as the primary endpoint in patients with GA and the first pivotal study with an aligned global regulatory path. Additionally, we have filed for Marketing Authorization Application (MAA) in the EU for tanruprubart and are preparing for potential approval of the first targeted therapy for GBS. We’re also focused on the ongoing US/EU FORWARD study which is designed to broaden experience across western geographies to support a planned U.S. Biologics License Application (BLA) submission in 2026. Lastly, we anticipate POC data for our first-in-kind classical complement oral inhibitor, ANX1502, in autoimmune disease this year. Overall, with a strengthened balance sheet and continued focus on our core priorities, we are well-positioned to deliver multiple near-term value driving catalysts in the year ahead.”

2026 Strategic Priorities and Key Milestones

Vonaprument– Potential to be the first targeted vision-preserving therapy for dry age-related macular degeneration (AMD) with GA, a leading cause of blindness affecting more than 8 million patients worldwide.

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ARCHER II is an ongoing global, pivotal, Phase 3 sham-controlled, double-masked trial of vonaprument in 659 patients with GA. Enrollment was completed in July 2025. The primary endpoint is the gold standard for visual acuity, measuring proportion of patients with confirmed best corrected visual acuity (BCVA) 15-letter loss at any two consecutive visits through month 15.
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Global registration path established with U.S. and European regulators for ARCHER II. Vonaprument is the only GA program to receive PRIME designation from the European Medicines Agency (EMA). Vonaprument selected by EMA for the exclusive Product Development Coordinator (PDC) pilot launched in July 2025 to assist PRIME designation holders in navigating regulatory interactions, including expedited scientific advice, MAA submission readiness activities, and ad-hoc queries throughout the development program.
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Annexon hosted a March 2026 Investor Day event featuring retina specialist key opinion leaders highlighting the differentiated vonaprument anti-C1q mechanism of action, product profile, Phase 2 ARCHER vision-preservation and related structure data, and Phase 3 ARCHER II clinical development strategy in GA. Key takeaways included:
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Upstream C1q blockade with vonaprument first protects functional photoreceptors to preserve vision. In contrast, downstream C3/C5 inhibition blocks clearance of already dysfunctional retinal pigment epithelium (RPE) cells and photoreceptors, slowing lesion growth without preserving vision.

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Phase 2 ARCHER study demonstrated vonaprument consistently protected vision on multiple clinical measures and protected ellipsoid zone (EZ) structure, a key anatomic measure of photoreceptor health and function, with greatest effect in the central retina critical to visual acuity.
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Phase 3 ARCHER II trial maintains a similar patient selection profile as the Phase 2 trial, with strategies designed to enrich for patients at higher risk of vision loss by ensuring appropriate enrollment of foveal patients and excluding patients with poor vision at baseline in whom 15-letter loss occurs far less frequently.
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Next Milestone: Topline Phase 3 ARCHER II trial data expected in fourth quarter of 2026.

Tanruprubart – Potential to be the first targeted fast-acting therapy for GBS, a leading cause of neuromuscular paralysis impacting approximately 150,000 people annually worldwide.

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MAA filed with EMA supported by robust data package demonstrating rapid and durable benefit on function and disability and supportive neuroinflammatory markers in placebo-controlled studies, and favorable outcomes versus intravenous immunoglobulin (IVIg) and plasma exchange (PE) in a Real-World Evidence study.
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Ongoing FORWARD study in the U.S. and Europe designed to expand Western experience with tanruprubart, including in pediatric patients. The study will evaluate initial pharmacokinetics (PK), pharmacodynamics (PD), early impact on function and neuroinflammatory biomarkers, and safety to support the generalizability of tanruprubart’s rapid benefit across geographies as well as a broad intended label for the treatment of GBS.
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Next Milestone: BLA submission with initial U.S./European data from FORWARD trial anticipated in 2026.

ANX1502 for Autoimmune Conditions: First-in-kind oral small molecule inhibiting activated C1s, with convenient and flexible dosing.

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Ongoing enrollment of open-label, single arm, POC study evaluating twice-daily dosing of ANX1502 over four weeks in patients with cold agglutinin disease (CAD).
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Updated dose timing regimen relative to food intake based on key learnings in initial CAD patients, and continuing to assess PK/PD and reduction in complement and bilirubin markers as a measure of hemolysis.
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Next Milestone: Update on POC trial in CAD anticipated in 2026.

Fourth Quarter and Full Year 2025 Financial Results

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Cash and operating runway: Cash, cash equivalents and short-term investments were $238.3 million as of December 31, 2025, including $86.3 million in gross proceeds from a November 2025 public offering. Based on focused investments in its lead late-stage programs, Annexon expects to fund operations and anticipated milestones into the second half of 2027.
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Research and development (R&D) expenses: R&D expenses were $42.7 million for the quarter ended December 31, 2025, and $184.7 million for year ended December 31, 2025, compared to $43.4 million for the quarter ended December 31, 2024 and $119.4 million for the year ended December 31, 2024. The change in R&D expenses is primarily associated with the advancement of the Phase 3 ARCHER II trial of vonaprument in GA and global regulatory filings of tanruprubart for GBS.
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General and administrative (G&A) expenses: G&A expenses were $7.6 million for the quarter ended December 31, 2025 and $31.7 million for the year ended December 31, 2025, compared to $9.1 million for the quarter ended December 31, 2024 and $34.6 million for the year ended December 31, 2024. The change in G&A expenses reflects ongoing corporate efficiencies and disciplined prioritization of resources.
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Net loss: Net loss attributable to common stockholders was $48.3 million or $0.28 per share for the quarter ended December 31, 2025, and $208.5 million or $1.34 per share for the year ended December 31, 2025, compared to $48.6 million or $0.33 per share for the quarter ended December 31, 2024 and $138.2 million or $1.01 per share for the year ended December 31, 2024.

About Annexon

Annexon Biosciences (Nasdaq: ANNX) is advancing the next generation platform of targeted immunotherapies for nearly 10 million people worldwide living with serious neuroinflammatory diseases. Our founding scientific approach focuses on C1q, the initiating molecule of a potent inflammatory pathway that when misdirected can lead to tissue damage and loss of function in a host of diseases. Our targeted therapies are designed to stop classical complement-driven neuroinflammation at its source to provide meaningful functional benefit and alter the course of disease. Annexon’s mission is to deliver game-changing therapies to millions of patients to help them live their best lives. To learn more visit annexonbio.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about: the potential for the company’s two late stage registrational programs to improve the lives of millions in large, underserved markets; the potential for tanruprubart to be the first targeted therapy for GBS approved in the EU; the potential therapeutic benefit of tanruprubart, if approved, compared to existing therapies; anticipated timing and results of regulatory interactions related to tanruprubart; the design, objectives and timing of the open-label tanruprubart FORWARD study; the company’s ability to gain clarity from the FDA on the generalizability package to support a BLA submission; the company’s ability to achieve regulatory approval for tanruprubart; the potential therapeutic benefit of vonaprument; timing of and results from the Phase 3 ARCHER II trial; vonaprument’s distinct potential neuroprotective mechanism of action and potential to provide protection from vision loss; the potential for vonaprument to be the first targeted vision-preserving therapy to be approved in Europe and the U.S. for dry AMD with GA; timing of proof-of-concept trial for ANX1502 in cold agglutinin disease and the company’s ability to provide an update upon study completion in 2026; the potential for ANX1502 to disrupt the current treatment antibody-mediated autoimmune diseases; the company’s ability to potentially reformulate enteric-coated tablets to potentially improve drug release profile that is more resistant to food effect for use in late-stage clinical development in autoimmune diseases; the company’s ability to commercialize its product candidates, if approved; continued development of vonaprument and ANX1502; anticipated cash runway into the second half of 2027; the potential benefits from treatment with anti-C1q therapy; and continuing advancement of the company’s portfolio. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: the final results from the Phase 3 ARCHER II trial; the company’s history of net operating losses; the company’s ability to obtain necessary capital to fund its clinical programs; the potential for delays in the company’s clinical trials, including if the FDA and comparable foreign regulatory authorities do not accept data from clinical trials for product candidates outside the United States; the early stages of clinical development of the company’s product candidates; the effects of public health crises on the company’s clinical programs and business operations; the company’s ability to obtain regulatory approval of and successfully commercialize its product candidates; any undesirable side effects or other properties of the company’s product candidates; the company’s reliance on third-party suppliers and manufacturers; the outcomes of any future collaboration agreements; and the company’s ability to adequately maintain intellectual property rights for its product candidates. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the company’s other filings with the SEC. Any forward-looking statements that the company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Joyce Allaire

LifeSci Advisors

jallaire@lifesciadvisors.com

Media Contact:

Beth Keshishian
917-912-7195
beth@bethkeshishian.com

ANNEXON, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating expenses:
Research and development (1)	$42,659	$43,354	$184,698	$119,448
General and administrative (1)	7,599	9,125	31,709	34,625
Total operating expenses	50,258	52,479	216,407	154,073
Loss from operations	(50,258)	(52,479)	(216,407)	(154,073)
Interest and other income, net	2,002	3,889	9,717	15,873
Net loss	(48,256)	(48,590)	(206,690)	(138,200)
Deemed dividend on modification of common stock warrants	—	—	(1,857)	—
Net loss attributable to common stockholders	$(48,256)	$(48,590)	$(208,547)	$(138,200)
Net loss per share, basic and diluted	$(0.28)	$(0.33)	$(1.34)	$(1.01)
Weighted-average shares used in computing net loss per share, basic and diluted	174,644,156	147,812,160	155,105,832	137,404,145

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(1) Includes the following stock-based compensation expense:
Research and development	$2,110	$2,752	$10,007	$9,670
General and administrative	$1,195	$2,470	$6,416	$9,763

ANNEXON, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	December 31
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$162,051	$49,498
Short-term investments	76,294	262,519
Prepaid expenses and other current assets	3,846	4,444
Total current assets	242,191	316,461
Restricted cash	1,032	1,032
Property and equipment, net	10,617	12,638
Operating lease right-of-use assets	15,185	16,705
Other non-current assets	8,546	3,235
Total assets	$277,571	$350,071
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,931	$10,426
Accrued and other current liabilities	24,791	17,568
Operating lease liabilities, current	2,908	2,518
Total current liabilities	42,630	30,512
Operating lease liabilities, non-current	23,293	26,454
Total liabilities	65,923	56,966
Stockholders’ equity:
Common stock	149	109
Additional paid-in capital	1,128,917	1,003,685
Accumulated other comprehensive (loss) income	(29)	10
Accumulated deficit	(917,389)	(710,699)
Total stockholders' equity	211,648	293,105
Total liabilities and stockholders’ equity	$277,571	$350,071